UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
Date of earliest
event reported):	February 3, 2006

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.      Termination of a Material Definitive Agreement.

        On February 3, 2006, Gehl Company (the “Company”) provided notice to UBS Real Estate Securities Inc. (“UBS”), effectively terminating (except for certain payment obligations which will be satisfied no later than May 15, 2006), as of February 24, 2006, the Company’s current finance contracts receivable financing facility (the “2005 Facility”), including the following agreements:

•	Purchase and Sale Agreement, dated February 24, 2005, between the Company and Gehl Receivables LLC;

•	Sale and Servicing Agreement, dated February 24, 2005, among Gehl Receivables LLC, Gehl Funding LLC, the Company, JPMorgan Chase Bank, National Association and Systems and Services Technologies, Inc.;

•	Indenture, dated February 24, 2005, among Gehl Funding LLC, UBS Real Estate Securities Inc. and JPMorgan Chase Bank, National Association; and

•	Note Purchase Agreement, dated February 24, 2005, among Gehl Funding LLC, the Company and UBS Real Estate Securities Inc.

The 2005 Facility allowed the Company to sell, through a revolving facility, up to $150 million of finance contracts receivable. Under the 2005 Facility the Company received proceeds of approximately 90% of the discounted value of contracts sold before payments of costs and expenses.

        The Company and a third-party financial institution (the “New Purchaser”) are in negotiations with respect to a new finance contracts receivable securitization facility (the “2006 Facility”) under which the Company would be able to sell, through a revolving facility, up to $300 million of finance contracts, subject to the New Purchaser’s due diligence, execution of definitive documentation relating to the 2006 Facility and other customary conditions. The Company believes that the 2006 Facility, as currently contemplated by the parties, should result in increased financing capacity, lower costs, reduced administrative burden and greater efficiency for the Company when compared to the 2005 Facility. The Company currently expects to close the 2006 Facility by the end of the first quarter of 2006. The New Purchaser is expected to extend credit secured by the entire portfolio of finance contracts receivable currently owned by the Company and any of its subsidiaries.

Forward Looking Statements

        Certain statements included in this Report are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements regarding the Company’s intent to enter into the 2006 Facility and the terms thereof. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this Report. Factors that could cause such a variance include, but are not limited to, unanticipated issues associated with the Company’s ability to consummate the 2006 Facility as well as unanticipated changes in the terms of the 2006 Facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: February 9, 2006	By: /s/ Thomas M. Rettler
Thomas M. Rettler
Vice President and Chief Financial Officer

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